UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

QualTek Services Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-40147	83-3584928
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422
(Address of principal executive offices, including Zip Code)

(484) 804-4585

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	QTEK	The Nasdaq Stock Market LLC
Warrants	QTEKW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

On February 14, 2022, QualTek Services Inc. (f/k/a Roth CH Acquisition III Co. (“ROCR”)) (the “Company” or “QualTek”) closed its business combination (the “Business Combination”) with QualTek HoldCo, LLC (f/k/a BCP QualTek HoldCo, LLC), a Delaware limited liability company (“BCP QualTek”), pursuant to that certain Business Combination Agreement (the “Business Combination Agreement”) dated as of June 16, 2021, by and among (i) ROCR, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Company Merger Sub”), (v) BCP QualTek and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and BCP QualTek’s equityholders. In connection with the consummation of the Business Combination, the Company changed its name from Roth CH Acquisition III Co. to QualTek Services Inc. Certain terms used in this Current Report on Form 8-K have the same meaning as set forth in the definitive proxy statement (the “Definitive Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on January 24, 2022 by ROCR.

Item 1.01	Entry into a Material Definitive Agreement.

The Consideration

Pursuant to the Business Combination Agreement:

•	the cumulative value of the merger consideration was $306,888,378;

•	Blocker Merger Sub merged with and into the Blocker (the “Blocker Merger”), resulting in the equity interests of the Blocker being converted into the right to receive 11,923,940 shares of Class A Common Stock under the Business Combination Agreement, and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to such shares of Class A Common Stock at the Closing, and thereafter, the surviving blocker merged with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the surviving blocker and ROCR directly owning all of the units of QualTek (the “QualTek Units”) previously held by the Blocker in QualTek;

•	immediately following the Buyer Merger, Company Merger Sub merged with and into QualTek, with QualTek as the surviving company (the “QualTek Merger”), resulting in (i) QualTek becoming a subsidiary of ROCR, (ii) the QualTek Units (excluding those held by the Blocker and ROCR) being converted into the right to receive 18,764,898 shares of Class B common stock, par value $0.0001 per share (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), under the Business Combination Agreement and the holders of QualTek Units being entitled to such shares of Class B Common Stock at the Closing, (iii) the QualTek Units held by ROCR being converted into the right to receive a number of common units of BCP QualTek (the “Common Units”) equal to the number of shares of Class A Common Stock issued and outstanding (i.e., 21,571,283 QualTek Units), less the number of Common Units received in connection with the contribution described immediately below (i.e., 16,160,418 QualTek Units);

•	with respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units were entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,318,543.8, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing (i.e., $10,000,000), plus (iii) the amount of interest accrued on that certain convertible promissory note in an aggregate principal amount of $30,557,501.2 issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. The exact amount was allocated between the Blocker Owners and holders of QualTek Units as follows (i) 3,642,750 shares of Class A Common Stock to BCP AIV Investor Holdings-3, L.P., (ii) 4,184,290 shares of Class A Common Stock to BCP Strategic AIV Investor Holdings-2, L.P., (iii) 4,096,901 shares of Class A Common Stock to BCP QualTek Investor Holdings, L.P., (iv) 11,780,782 shares of Class B Common Stock and 11,780,782 Common Units to BCP QualTek, LLC, (v) 2,158,223 shares of Class B Common Stock and 2,158,223 Common Units to BCP QualTek II, LLC, and (vi) 4,825,893 shares of Class B Common Stock and 4,825,893 Common Units to QualTek Management HoldCo, LLC (f/k/a BCP QualTek Management, LLC) (“QualTek Management”). No portion of the merger consideration was paid in cash. The foregoing represents the total consideration to be paid to the Blocker Owners and holders of QualTek Units in connection with the Business Combination; and

•	ROCR contributed, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger (i.e., 16,160,418 QualTek Units), $161,604,181.12, representing the amount of cash available after payment of the merger consideration under the Business Combination Agreement, which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement.

Tax Receivable Agreement

On February 14, 2022, in connection with the closing of the Business Combination (the “Closing”), the Company entered into the Tax Receivable Agreement (the “Tax Receivable Agreement”) with the TRA Holder Representative (as defined in the Tax Receivable Agreement) and the TRA Holders (as defined in the Tax Receivable Agreement).

Pursuant to the Tax Receivable Agreement, the Company will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that the Company (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:

•	existing tax basis in certain assets of the Company and certain of its direct or indirect subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by the Company at the Closing or from a TRA Holder (including Common Units held by the Blocker, which is acquired by the Company in a Reorganization Transaction (as defined in the Tax Receivable Agreement));

•	tax basis adjustments resulting from the acquisition of Common Units by the Company at the Closing and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by the Company under the Tax Receivable Agreement) acquired by the Company from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA (as defined below);

•	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and

•	certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by the Company pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group (as defined in the Tax Receivable Agreement) will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that the Company determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse the Company for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by the Company under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances the Company could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement provides that, in the event (such events collectively, “Early Termination Events”) that (i) the Company exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of the Company occur (as described in the Third Amended and Restated LLCA), (iii) the Company in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) the Company materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, the Company’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and the Company will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all Common Units (including Common Units held by the Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) the Company could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that the Company may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).

This summary is qualified in its entirety by reference to the text of the Tax Receivable Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Investor Rights Agreement

On February 14, 2022, in connection with the Closing, the Company entered into the Investor Rights Agreement (the “Investor Rights Agreement”) with certain Sellers as set forth therein, the Equity Representative, the Sponsors and certain Other Holders (each as defined in the Investor Rights Agreement). Pursuant to the Investor Rights Agreement, the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders and the Company was terminated and the Company agreed to grant to the Other Holders, which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions. Additionally, the Investor Rights Agreement sets forth certain corporate governance standards relating to the Company.

This summary is qualified in its entirety by reference to the text of the Investor Rights Agreement, which is included as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Third Amended and Restated LLCA

On February 14, 2022, in connection with the Closing, the Second Amended and Restated Limited Liability Company Agreement of BCP QualTek was amended and restated (the “Third Amended and Restated LLCA”) to, among other things, reflect: (a) the consummation of the transactions contemplated by the Business Combination Agreement and the Ancillary Agreements (as such term is defined in the Business Combination Agreement), including the conversion of units pursuant to Section 3.1(c)(ii) thereof and the admission of the Company as a Member, (b) the Company’s designation as the sole Managing Member of BCP QualTek, and (c) the rights and obligations of the Members and other terms and provisions, as set forth in Third Amended and Restated LLCA.

This summary is qualified in its entirety by reference to the text of the Third Amended and Restated LLCA, which is included as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Senior Unsecured Convertible Notes and Indenture

On February 14, 2022, in connection with the Closing, the Company entered into an indenture (the “Indenture”) with Wilmington Trust, National Association, as trustee, and certain guarantors party thereto, including, among others, certain subsidiaries of the Company, in respect of $124,685,000 in aggregate principal amount of senior unsecured convertible notes due 2027 (“Convertible Notes”) that were issued to certain investors (collectively, the “Convertible Note Investors”). The Convertible Notes were purchased by the Convertible Note Investors pursuant to certain convertible note subscription agreements, dated as of February 14, 2022, between the Company and each of the Convertible Note Investors (collectively, the “Convertible Note Subscription Agreements”).

Pursuant to the Convertible Note Subscription Agreements, the Convertible Note Investors, upon the terms and subject to the conditions set forth in the respective Convertible Note Subscription Agreements, purchased from the Company, and the Company issued to the Convertible Note Investors, subject to the terms and conditions of the Indenture, $124,685,000 in aggregate principal amount of Convertible Notes at a purchase price of 98.00% of the principal amount. The Convertible Notes are guaranteed by the Company’s subsidiaries that guarantee its credit facilities. The Convertible Notes are convertible into shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), at an initial conversion price of $10.00 (subject to adjustment) in accordance with the terms thereof, and shall mature on February 15, 2027. The Convertible Note Investors may convert their Convertible Notes into shares of Class A Common Stock at any time, subject to the terms of the Indenture. Certain offering-related expenses were payable by the Company, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,000,000. The Convertible Notes are not redeemable by the Company.

Interest on the Convertible Notes is payable in cash on a quarterly basis in arrears. The Convertible Notes provide for an interest rate that is set quarterly based on gross leverage with a minimum interest rate of 9.50% per annum and up to a maximum of 11.75% per annum as follows:

Total Net Leverage Ratio (as defined in the Indenture)	Applicable Interest Rate (as defined in the Indenture)
Less than 4.5x	9.50%
4.5x or greater but less than 5.0x	10.00%
5.0x or greater but less than 5.5x	10.75%
5.5x or greater	11.75%

The initial conversion price (as may be adjusted, the “Convertible Price”) is $10.00 per share. The Conversion Price will be reduced to the lowest of (i) $10.00, (ii) 115% of the arithmetic average of the daily VWAPs (as defined in the Definitive Proxy Statement) for the 10-trading day period commencing on the first trading day after the public release of the Company’s earnings announcement for the quarter ending March 31, 2022, (iii) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the public release of the Company’s earnings announcement for the quarter ending June 30, 2022, (iv) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day immediately following the first anniversary of the Closing Date and (v) 115% of the arithmetic average of the daily VWAPs for the 10-trading day period commencing on the first trading day after the closing date of any applicable conversion reset offering by the Company; provided that the Conversion Price may not be adjusted to less than $5.50 per share pursuant to these provisions.

The Convertible Notes may be converted by the Company any time after the two-year anniversary of the Closing Date (the “Company Forced Conversion Date”) subject to the following conditions: (i) the Company’s share price trading at or above $14.00 for 20 out of any 30 consecutive trading days commencing after the Company Forced Conversion Date; (ii) the holders receiving a make-whole payment in the form of cash or additional shares at the time of such conversion; (iii) the 60-day average daily trading volume ending on, and including, the last trading day of the applicable exercise period being greater than or equal to $15,000,000; (iv) the conversion of the Convertible Notes being made on a pro-rata basis across all Convertible Note Investors; and (v) the conversion of the Convertible Notes, together with all previously converted Convertible Notes, resulting in no more than 20% of the free float of the Company’s Class A Common Stock on a pro forma basis.

If a Fundamental Change (as defined in the Indenture) occurs prior to the maturity date, holders of the Convertible Notes will have the right to require the Company to repurchase all or any portion of their Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a repurchase price equal to the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the repurchase date.

Following certain corporate events that occur prior to the maturity date or if the Company exercises its mandatory conversion right in connection with such corporate events, the Company will in certain circumstances increase the conversion rate for a holder who elects to convert its Convertible Notes in connection with such corporate events or has been forced to convert its Convertible Notes in connection with such corporate events, as the case may be.

The Convertible Notes have customary negative covenants, including limitations on indebtedness, restricted payments, and permitted investments. The Convertible Notes also have customary anti-dilution protections.

The Convertible Notes and any shares of Class A Common Stock issuable upon conversion have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. However, the Company has agreed to register the Convertible Notes and the shares of Class A Common Stock issuable upon conversion of the Convertible Notes.

This summary is qualified in its entirety by reference to the text of the Indenture and the form of the Convertible Notes, which are included as Exhibits 10.4 and 10.5 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 2.01.	Completion of Acquisition of Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated into this Item 2.01 by reference.

On the trading day following the Closing, the Company’s units ceased trading, and the Company’s Class A Common Stock and warrants to purchase Class A Common Stock of the Company began trading on the Nasdaq under the symbols “QTEK” and “QTEKW,” respectively.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if the predecessor registrant was a shell company, as ROCR was immediately before the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. Accordingly, the Company is providing the information below that would be included in a Form 10 if the Company were to file a Form 10. Please note that the information provided below relates to the Company following the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of QualTek and may include statements for the period following the consummation of the Business Combination. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company, as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by the Company and include, but are not limited to, the following:

•	expectations regarding the Company’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and the Company’s ability to invest in growth initiatives and pursue acquisition opportunities;

•	our limited operating history as a combined company makes it difficult to evaluate our current business and future prospects;

•	our management team’s limited experience managing a public company;

•	the highly competitive industries that the Company serves, which are also subject to rapid technological and regulatory changes, as well as customer consolidation;

•	unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns;

•	failure to properly manage projects, or project delays;

•	failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance;

•	the loss of one or more key customers, or a reduction in their demand for the Company’s services;

•	The Company’s backlog being subject to cancellation and unexpected adjustments;

•	the seasonality of the Company’s business, which is affected by the spending patterns of the Company’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes;

•	system and information technology interruptions and/or data security breaches;

•	failure to comply with environmental laws;

•	The Company’s significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future, and may prevent the Company from engaging in transactions that might benefit it due to its debt’s restrictive covenants; and

•	The Company’s status as a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which you will not have the same protections afforded to stockholders of companies that are subject to such requirements.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this Current Report on Form 8-K and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K to reflect the occurrence of unanticipated events.

In addition, statements that the Company “believes” and similar statements reflect the Company’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this Current Report on Form 8-K, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Business

The business of the Company is described in the Definitive Proxy Statement in the section titled “Information About QualTek” and that information is incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Definitive Proxy Statement in the section titled “Risk Factors” and are incorporated herein by reference.

Financial Information

The selected statement of operations data for the years ended December 31, 2020 and December 31, 2019 and the nine months ended October 2, 2021 and October 3, 2020 and certain balance sheet data as of October 2, 2021, December 31, 2020 and December 31, 2019 are described in the Definitive Proxy Statement in the section titled “Selected Consolidated Financial and Other Data of QualTek” and that information is incorporated herein by reference.

Information responsive to Item 2 of Form 10 is set forth in the Definitive Proxy Statement in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and that information is incorporated herein by reference.

Properties

The facilities of the Company are described in the Definitive Proxy Statement in the section titled “Information About QualTek–Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of Class A Common Stock and Class B Common Stock, of the Company upon the Closing of the Business Combination by:

•	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by the Company to be the beneficial owner of more than 5% of shares of its Common Stock;

•	each of the Company’s named executive officers and directors;

•	all executive officers and directors of the Company as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock of the Company beneficially owned by them.

	Number of Shares of Common Stock
Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock	Number of Shares of Class B Common Stock(1)	% of Total Voting Power
Directors and Executive Officers of the Company:
Christopher S. Hisey(2)(5)	—	4,825,893	10.7%
Elizabeth Downey(2)	—	—	—
Michael B. Williams(2)	—	—	—
Adam Spittler(2)	—	—	—
Andrew Weinberg(4)(6)	12,673,940	13,939,005	59.1%
Matthew Allard(4)	—	—	—
Sam Chawla(3)	91,194	—	*
Raul Deju(4)	—	—	—
Roger Bulloch(4)	—	—	—
Maha Eltobgy(4)	—	—	—
Renee Noto(4)	—	—	—
Jigisha Desai(2)	—	—	—
All Directors and Executive Officers of Combined Company as a Group (12 Individuals)	12,765,134	18,764,898	70.1%
Five Percent Holders:
QualTek Management(2)(7)	—	4,825,893	10.7%
Brightstar(4)(8)	12,673,940	13,939,005	59.1%

*Less than 1%.

(1)	Class B Common Stock will entitle the holder thereof to one vote per share and confer no economic rights on the holder thereof. Pursuant to the Third Amended and Restated Limited Liability Company Agreement, each Common Unit (together with one share of Class B Common Stock for every Common Unit) is exchangeable for one Class A Share, subject to certain restrictions set forth therein. Common Units of HoldCo LLC do not expire. Subject to the terms of the Third Amended and Restated LLCA, upon exchange of Common Units of QualTek that are held by the holder thereof, an equal number of shares of Class B Common Stock will be delivered to the Company and cancelled for no consideration.

(2)	The business address for this person is c/o QualTek, 475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422.

(3)	The business address for this person is c/o Roth CH Acquisition III Co., 888 San Clemente Drive, Newport Beach, CA 92660.

(4)	The business address for this person is c/o Brightstar, 650 Fifth Avenue, 29th Floor, New York, NY 10019.

(5)	Beneficial ownership reported includes 4,825,893 shares of Class B Common Stock beneficially owned by QualTek Management. Mr. Hisey may be deemed to be a beneficial owner of the shares beneficially owned by QualTek Management. Mr. Hisey, however, disclaims any beneficial ownership of such shares.

(6)	Beneficial ownership reported includes 12,673,940 shares of Class A Common Stock and 13,939,005 shares of Class B Common Stock beneficially owned by Brightstar. Mr. Weinberg may be deemed to be a beneficial owner of the shares beneficially owned by Brightstar. Mr. Weinberg, however, disclaims any beneficial ownership of such shares.

(7)	Represents 4,825,893 shares of Class B Common Stock held of record by QualTek Management. Christoper S. Hisey is the managing member of QualTek Management and as such could be deemed to have voting and dispositive power with respect to the shares held by QualTek Management. Mr. Hisey disclaims beneficial ownership of such shares. The table does not reflect 1,157,803 shares of Class B Common Stock held of record by QualTek Management that constitute Earnout Shares.

(8)	Represents (1) 3,737,553 shares of Class A Common Stock held of record by BCP AIV Investor Holdings-3, L.P. (“Blocker 1”), (2) 4,293,191 shares of Class A Common Stock held of record by BCP Strategic AIV Investor Holdings-2, L.P. (“Blocker 2”), (3) 4,237,652 shares of Class A Common Stock held of record by BCP QualTek Investor Holdings, L.P. (“Blocker 3” and, together with Blocker 1 and Blocker 2, the “Blockers”), (4) 11,780,782 shares of Class B Common Stock held of record by BCP QualTek and (5) 2,158,223 shares of Class B Common Stock held of record by BCP QualTek II, LLC (“BCP QualTek II”). Brightstar Associates, L.P. (“Brightstar Associates”) is the general partner of each Blocker and each of BCP QualTek and BCP QualTek II is controlled by Brightstar Associates, its managing member. Brightstar GP Investors, LLC (“Brightstar GP”) is the general partner of Brightstar Associates. Brightstar GP is controlled by its sole managing member, Andrew Weinberg. Each of the foregoing disclaims beneficial ownership of the securities held directly or indirectly by such entities. The table does not reflect (1) 626,123 shares of Class A Common Stock held of record by Blocker 1, (2) 719,230 shares of Class A Common Stock held of record by Blocker 2, (3) 929,582 shares of Class A Common Stock held of record by Blocker 3 and (4) 2,678,374 shares of Class B Common Stock held of record by BCP QualTek, in each case that constitute Earnout Shares.

Directors and Executive Officers

The Company’s directors and executive officers after the Closing are described in the Definitive Proxy Statement in the section titled “Management of the Combined Company After the Business Combination” and is incorporated herein by reference.

Executive Compensation

The executive compensation of the Company’s executive officers and directors is described in the Definitive Proxy Statement in the section titled “Management of the Combined Company After the Business Combination- Executive Compensation” and “Compensation of Executive Officers and Directors of QualTek” and is incorporated herein by reference.

Certain Relationships and Related Transactions, and Director Independence

The certain relationships and related party transactions of the Company are described in the Definitive Proxy Statement in the section titled “Certain Relationships and Related Transactions” and are incorporated herein by reference. Director independence is described in the Definitive Proxy Statement in the section titled “Management of the Combined Company After The Business Combination” and that information is incorporated herein by reference.

Legal Proceedings

The Company’s legal proceedings are described in the Definitive Proxy Statement in the sections titled and “Information About QualTek” and are incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The Company’s Class A Common Stock and Warrants began trading on the Nasdaq under the symbols “QTEK” and “QTEKW,” respectively, subject to ongoing review of the Company’s satisfaction of all listing criteria post-Business Combination. The Company has not paid any cash dividends on its shares of Class A Common Stock to date. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of the board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in our business operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if the Company incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants it may agree to in connection therewith.

Information regarding ROCR’s common stock, units and warrants and related stockholder matters are described in the Definitive Proxy Statement in the section titled “Description of Securities of ROCR” and such information is incorporated herein by reference.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 3.02 of this Current Report on Form 8-K concerning the sale and issuance of unsecured convertible notes, warrants to purchase common stock and shares of common stock.

Description of Registrant’s Securities

The description of the Company’s securities is contained in the Definitive Proxy Statement in the section titled “Description of the Combined Company’s Securities” and is incorporated herein by reference.

Indemnification of Directors and Officers

Reference is made to the disclosure set forth under Item 5.02 of this Current Report on Form 8-K concerning indemnification agreements entered into with each of the Company’s directors and executive officers.

Financial Statements and Supplementary Data

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial statements and supplementary data of ROCR and QualTek.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements and Exhibits

Reference is made to the disclosure set forth under Item 9.01 of this Current Report on Form 8-K concerning the financial information of ROCR and QualTek.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Closing, the Company issued $124,685,000 of Convertible Notes to the Convertible Note Investors pursuant to the terms of the Convertible Note Subscription Agreements, the Indenture and the Convertible Notes. The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

This summary is qualified in its entirety by reference to (i) the Indenture, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference and (ii) the form of the Convertible Notes, which is included as Exhibit 10.5 to this Current Report on Form 8-K as is incorporated herein by reference.

Item 3.02.	Unregistered Securities

Convertible Notes

The Convertible Notes issued in connection with the Closing of the Business Combination are convertible into 12,468,500 shares of Class A Common Stock (subject to adjustment). The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

This summary is qualified in its entirety by reference to (i) the Indenture, which is included as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference and (ii) the form of the Convertible Notes, which is included as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Class B Common Stock

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Upon the Closing, the Company issued 22,601,075 shares of Class B Common Stock to the Continuing Members (as defined in the Third Amended and Restated LLCA) in connection with the Closing of the Business Combination. The issuance was made to the Continuing Members, each of whom is an accredited investor, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 3.03.	Material Modification to Rights of Security Holders

Second Amended and Restated Certificate of Incorporation

Immediately prior to the Closing of the Business Combination, ROCR’s amended and restated certificate of incorporation, dated March 2, 2021 (the “Charter”), was further amended and restated to:

(a)	change the post-combination company’s name to QualTek Services Inc., and remove certain provisions related to ROCR’s status as a special purpose acquisition company;

(b)	classify and divide the board of directors into three classes, each with terms expiring at different times;

(c)	increase the number of authorized shares of common stock;

(d)	establish a class of authorized preferred stock;

(e)	provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the board of directors, or a majority of the directors;

(f)	permit stockholders to remove a director from office only for cause; and

(g)	absolve certain stockholders from certain competition and corporate opportunities obligations.

As reported in Item 5.07 of this Current Report on Form 8-K, the ROCR stockholders approved this amendment and restatement of the Charter at the Special Meeting. This summary is qualified in its entirety by reference to the text of the second amended and restated certificate of incorporation, which is included as Exhibit 3.1 hereto and incorporated herein by reference.

Amended and Restated Bylaws

In connection with the Closing of the Business Combination, the Company’s bylaws were amended and restated to reflect the Company’s name change in connection with the Business Combination and to provide for the go-forward governance of the Company in a manner consistent with the Investor Rights Agreement, the Company’s Certificate of Incorporation and applicable law. This summary is qualified in its entirety by reference to the text of the amended and restated bylaws of the Company, which is included as Exhibit 3.2 hereto and incorporated herein by reference.

Item 4.01.	Changes in Registrant’s Certifying Accountants.

On February 14, 2022, the Board of Directors approved the dismissal of Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm, effective as of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Marcum’s report on ROCR’s financial statements as of and for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019 did not contain an adverse opinion or disclaimer of opinion, nor was such report qualified or modified as to uncertainties, audit scope, or accounting principles, except that Marcum’s report contained an explanatory paragraph which noted that there was substantial doubt about ROCR’s ability to continue as a going concern. During the period from February 13, 2019 (inception) through September 30, 2021, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) between ROCR and Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Marcum, would have caused it to make a reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such periods.

During the period from February 13, 2019 (inception) through September 30, 2021, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act), except that (i) certain of ROCR’s financial statements were restated as a result of ROCR improperly valuing its common stock subject to possible redemption at the closing of its initial public offering and (ii) a material weakness was identified in ROCR’s internal control over financial reporting related to ROCR’s accounting for complex financial instruments.

During the period from February 13, 2019 (inception) through September 30, 2021, ROCR did not consult with RSM regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of ROCR or QualTek, and no written report or oral advice was provided to ROCR by RSM that RSM concluded was an important factor considered by QualTek in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has provided Marcum with a copy of the foregoing disclosures and has requested that Marcum furnish the Company with a letter addressed to the SEC, which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures made by the Company set forth above, and, if not, stating the respects in which it does not agree.

Immediately following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, RSM US LLP (“RSM”), will become the Company’s independent registered public accounting firm. RSM previously served as the independent registered public accounting firm of QualTek prior to the Business Combination.

Item 5.01.	Changes in Control of Registrant.

Reference is made to the disclosure in the Definitive Proxy Statement in the section titled “Proposal 1: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Immediately after giving effect to the Business Combination, there were 21,571,283 million shares of Class A Common Stock and 29,538,575 shares of Class B Common Stock of the Company outstanding, including Earnout Shares. As of such time, our officers and directors and their affiliated entities held 61.6% of such outstanding shares of Common Stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors and Officers

The following persons are serving as executive officers and directors of the Company upon the Closing, with Christopher S. Hisey, Elizabeth Downey, Michael B. Williams, and Adam Spittler having been named as executive officers effective upon the Closing on February 14, 2022 and each of the directors having been elected by the ROCR stockholders to the board also upon the Closing on February 14, 2022. For biographical and current compensatory information concerning the executive officers and directors, see the disclosure in the Definitive Proxy Statement in the sections titled “Management of the Combined Company After the Business Combination” which is incorporated herein by reference.

Name	Age	Position
Christopher S. Hisey	56	Chief Executive Officer and Director
Elizabeth Downey	52	Chief Administrative Officer
Michael B. Williams	44	Chief Business Officer
Adam Spittler	42	Chief Financial Officer
Andrew Weinberg	47	Chairman
Matthew Allard	49	Director
Sam Chawla	47	Director
Raul Deju	75	Director
Roger Bulloch	49	Director
Maha Eltobgy	51	Director
Renee Noto	55	Director
Jigisha Desai	55	Director

Pursuant to the Business Combination Agreement, all of the former directors of ROCR have resigned, and the entire board of directors consists of nine individuals, a majority of whom are independent directors in accordance with the requirements of the Nasdaq. The Company’s board of directors consists of three Class I directors, three Class II directors and three Class III directors. The Class I directors, Class II directors, and Class III directors have terms that expire at our annual meeting of stockholders in 2022, 2023 and 2024, respectively, or, in each case, until their respective successors are duly elected and qualified or until their earlier resignation, removal or death.

2022 LTIP and the 2022 Employee Stock Purchase Plan

At the Special Meeting, the ROCR stockholders considered and approved the QualTek 2022 Long-Term Incentive Plan (the “2022 LTIP”) and the QualTek 2022 Employee Stock Purchase Plan (the “2022 ESPP,” and together with the 2022 LTIP, the “Equity Plans”). The Equity Plans became effective immediately upon the Closing of the Business Combination. The maximum aggregate number of shares that may be issued pursuant to the 2022 ESPP will be equal to 2% of the fully diluted capitalization of the Company. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the 2022 ESPP will be increased automatically by the lesser of (x) a number of shares equal to 1% of the total number of all classes of our outstanding shares of common stock on the immediately preceding December 31 and (y) such number of shares that would result in the number of shares in the share reserve being equal to 2% of the aggregate number of shares of outstanding on the final day of the immediately preceding calendar year; except that the administrator may in its sole discretion reduce the amount of the increase in any particular year. In connection with the 2022 LTIP, we will reserve shares for issuance under the 2022 LTIP of Class A Common Stock equal to 12.5% of the fully diluted capitalization of the Company. In addition, on each January 1 beginning on January 1, 2023 and ending on January 1, 2032, the aggregate number of shares reserved for issuance under the LTIP will be increased automatically by the number of shares equal to the lesser of (i) the lesser of (x) 2% of the total number of all classes of our outstanding shares of common stock on the immediately preceding December 31 and (y) such number of shares of common stock that would result in the number of shares of Class A Common Stock in the share reserve being equal to 12.5% of the aggregate number of shares of common stock outstanding as of the final day of the immediately preceding calendar year, and (ii) such lesser number as may be determined by the compensation committee.

A more complete summary of the terms of the 2022 LTIP and the 2022 ESPP is set forth in the Definitive Proxy Statement in the sections titled “Proposal 6: The Management Equity Incentive Plan Proposal” and “Proposal 7: The ESPP Proposal,” respectively. That summary and the foregoing description of the 2022 LTIP and the 2022 ESPP are qualified in their entirety by reference to the text of the 2022 LTIP and the 2022 ESPP, which are filed as Exhibit 10.6 and Exhibit 10.8 hereto respectively, and incorporated herein by reference to this Current Report on Form 8-K.

Indemnification Agreements for Company Directors and Officers

In connection with the Closing of the Business Combination, the Company entered into indemnification agreements with each of its directors and officers (the “Indemnification Agreements”). The Indemnification Agreements provide the directors and executive officers with contractual rights to indemnification and expense advancement. The foregoing description of the Indemnification Agreements is not complete and is subject to, and qualified in its entirety by reference to the text of the form of Indemnification Agreement, which is included as Exhibit 10.9 to this Current Report on Form 8-K.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 to this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On February 14, 2022, in connection with the Closing, the Company’s board of directors adopted a new code of ethics (the “Code”) applicable to the Company’s employees, officers and directors. The new Code clarifies (i) the types of permitted conduct under the Code, including business activities and opportunities and (ii) procedures for the reporting, oversight and investigation of alleged violations of the Code. We intend to post any amendments to or any waivers from a provision of the Code on our website.

The foregoing description of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, which is included as Exhibit 14.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.06.	Change in Shell Company Status.

As a result of the Business Combination, the Company ceased being a shell company. Reference is made to the disclosure in the Definitive Proxy Statement in the section titled “Proposal 1: The Business Combination Proposal,” which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders

ROCR held its special meeting of stockholders on February 14, 2022 (the “Special Meeting”). On January 3, 2022, the record date for the Special Meeting, there were 14,783,000 shares of ROCR’s common stock entitled to vote at the Special Meeting. At the Special Meeting, there were 10,918,429 shares voted by proxy or in person, which is 73.86% of the total outstanding shares.

The final results for each of the matters submitted to a vote of ROCR’s stockholders at the Special Meeting are as follows:

Proposal 1. Business Combination Proposal

Proposal 1, to approve the Business Combination, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
9,954,249	931,680	32,500

Proposal 2. Charter Approval Proposal

Proposal 2, to approve the Second Amended and Restated Certificate of Incorporation of ROCR, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
9,954,249	931,680	32,500

Proposal 3. Governance Proposals

Proposal 3, to approve, on a non-binding advisory basis, seven separate governance proposals relating to the following material differences between ROCR’s Amended and Restated Certificate of Incorporation and the proposed Second Amended and Restated Certificate of Incorporation. Each of the seven separate governance proposals passed, with the following voting results:

(a) to approve the change of ROCR’s name to “QualTek Services Inc.” and remove certain provisions related to ROCR’s status as a special purpose acquisition company:

FOR	AGAINST	ABSTAIN
9,954,248	931,680	32,501

(b) to increase the amount of authorized shares of common stock from 50,000,000 shares to 500,000,000 shares of Class A common stock and 500,000,000 shares of Class B common stock:

FOR	AGAINST	ABSTAIN
9,953,788	932,140	32,501

(c) to establish a class of authorized preferred stock:

FOR	AGAINST	ABSTAIN
9,804,914	1,080,989	32,526

(d) to provide that special meetings of stockholders of ROCR may be called at any time only by the Chairman of the Board, or a majority of the directors:

FOR	AGAINST	ABSTAIN
9,774,442	1,111,366	32,621

(e) to create three classes of directors with each such director to serve a three year term:

FOR	AGAINST	ABSTAIN
9,519,479	1,366,399	32,551

(f) to permit stockholders to remove a director from office only for cause:

FOR	AGAINST	ABSTAIN
9,819,570	1,066,334	32,525

(g) to absolve certain stockholders from certain competition and corporate opportunities obligations:

FOR	AGAINST	ABSTAIN
9,772,019	1,073,764	72,646

Proposal 4. Nasdaq Proposal

Proposal 4, to approve (i) for purposes of complying with Nasdaq Listing Rules 5635 (a) and (b), the issuance of more than 20% of the issued and outstanding shares of common stock and the resulting change in control in connection with the Business Combination, and (ii) for purposes of complying with Nasdaq Listing Rule 5635 (d), the issuance of more than 20% of the common stock in connection with the PIPE Investment and the Exchangeable Note Subscription Agreements upon the consummation of the Business Combination, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
9,954,239	931,690	32,500

Proposal 5. The Director Election Proposal

Proposal 5, approve the election of nine directors, was passed with voting results as follows:

DIRECTOR	FOR	AGAINST	ABSTAIN
Christopher S. Hisey	10,230,380	615,428	72,621
Matthew Allard	10,230,380	615,428	72,621
Andrew Weinberg	10,230,380	615,428	72,621
Sam Chawla	10,845,555	253	72,621
Raul Deju	10,230,380	615,428	72,621
Roger Bulloch	10,230,380	615,428	72,621
Maha Eltobgy	10,230,380	615,428	72,621
Renee Noto	10,230,380	615,428	72,621
Jigisha Desai	10,845,555	253	72,621

Proposal 6. The Management Equity Incentive Plan Proposal

Proposal 6, to approve the QualTek 2022 Long-Term Incentive Plan, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
9,763,153	1,062,701	92,575

Proposal 7. ESPP Proposal

Proposal 7, to approve the QualTek 2022 Employee Stock Purchase Plan, was passed with voting results as follows:

FOR	AGAINST	ABSTAIN
10,406,978	438,926	72,525

Item 7.01	Regulation FD Disclosure

On February 15, 2022, QualTek issued a press release announcing the Closing. The press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events

As a result of the Business Combination and by operation of Rule 12g-3(a) promulgated under the Exchange Act, QualTek is a successor issuer to ROCR. QualTek hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Information responsive to Item 9.01(a) of Form 8-K is set forth in the financial statements included in the Definitive Proxy Statement on pages F-38 through F-85, which are incorporated herein by reference.

QualTek will file an amendment to this Current Report on Form 8-K that includes its audited combined financial statements as of and for the year ended December 31, 2021 once such financial statements become available.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of QualTek as of and for the nine months ended October 2, 2021 and as of and for the year ended December 31, 2020 are filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

QualTek will file an amendment to this Current Report on Form 8-K that includes its unaudited pro forma condensed combined financial statements as of and for the year ended December 31, 2021 once such financial statements become available.

(c) Shell Company Transactions.

Reference is made to Items 9.01(a) and (b) and the exhibit referred to therein, which are incorporated herein by reference.

(d) Exhibits.

Exhibit	Description
2.1 †	Business Combination Agreement, dated as of June 16, 2021, by and among BCP QualTek HoldCo, LLC, Roth CH Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP QualTek Investors, LLC, Roth CH III Merger Sub, LLC, and BCP QualTek, LLC (incorporated by reference to Exhibit 2.1 of ROCR’s Current Report on Form 8-K filed on June 16, 2021)

2.2 †	Waiver and Consent Agreement, dated as of January 14, 2022, by and among Roth CH Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP QualTek Investors LLC, Roth CH III Merger Sub, LLC, BCP QualTek HoldCo, LLC and BCP QualTek, LLC (incorporated by reference to Exhibit 2.1 of ROCR’s Current Report on Form 8-K filed on January 14, 2022)

3.1*	Second Amended and Restated Certificate of Incorporation of QualTek Services Inc.

3.2*	Bylaws of QualTek Services Inc.

10.1*	Tax Receivable Agreement, dated as of February 14, 2022, by and among QualTek Services Inc., the TRA Holder Representative (as defined in the Tax Receivable Agreement) and the TRA Holders (as defined in the Tax Receivable Agreement)

10.2*	Investor Rights Agreement, dated February 14, 2022, by and among QualTek Services Inc., the Equityholder Representative, the Sponsor Representative, the Sponsors, the Sellers and the Other Holders (each as defined in the Investor Rights Agreement)

10.3*	Third Amended and Restated Limited Liability Company Agreement of QualTek HoldCo, LLC, dated as of February 14, 2022, by and among QualTek Services Inc. and the Members (as defined therein) set forth on Exhibit A thereto

10.4*	Indenture, dated as of February 14, 2022, by and among QualTek Services Inc., the Guarantors (as defined in the Indenture) party thereto and Wilmington Trust, National Association, as trustee

10.5*	Form of Convertible Notes (included in Exhibit 10.4)

Exhibit	Description
10.6*#	QualTek Services Inc. 2022 Long-Term Incentive Plan

10.7*#	Form of Nonqualified Stock Option Agreement pursuant to the QualTek Services Inc. 2022 Long-Term Incentive Plan

10.8*#	QualTek Services Inc. 2022 Employee Stock Purchase Plan

10.9*#	Form of Indemnification Agreement

14.1*	QualTek Services Inc. Code of Ethics

16.1*	Letter from Marcum LLP to Securities and Exchange Commission, dated February 16, 2022

99.1*	Press release, dated February 15, 2022

99.2*	Unaudited Pro Forma Condensed Combined Financial Statements of BCP QualTek HoldCo, LLC as of and for the nine months ended October 2, 2021 and as of and for the year ended December 31, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith

#	Indicates a management contract or compensatory plan, contract or arrangement.

†	Schedules and similar attachments to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of such omitted materials to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 16, 2022

By:	/s/ Christopher S. Hisey
Name:	Christopher S. Hisey
Title:	Chief Executive Officer